Exhibit T3A-20

                               DEPARTMENT OF STATE



I certify the attached is a true and correct copy of the Articles of incorporation, as amended to date, of COVANTA HILLSBOROUGH, INC., a corporation organized under the laws of the State of Florida, as shown by the records of this office.

The document number of this corporation is H16487.


Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capitol, this the Twenty-fifth day of February, 2004

/s/Glenda G. Hood
Secretary of State

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                                                                  Exhibit T3A-20


                                STATE OF FLORIDA

                            ARTICLES OF INCORPORATION

                                       OF

                   OGDEN MARTIN SYSTEMS OF HILLSBOROUGH, INC.


         THE UNDERSIGNED, ACTING AS INCORPORATORS OF A CORPORATION UNDER THE FLORIDA GENERAL CORPORATION ACT, ADOPT THE FOLLOWING ARTICLES OF INCORPORATION:

         FIRST:  THE NAME OF THE CORPORATION IS               OGDEN MARTIN
                                                              SYSTEMS OF
                                                              HILLSBOROUGH, INC.

         SECOND: THE PERIOD OF ITS DURATION IS PERPETUAL

         THIRD: THE DATE AND TIME OF THE COMMENCEMENT OF THE CORPORATE EXISTENCE IF OTHER THAN THE TIME OF FILING OR ARTICLES BY THE DEPARTMENT OF STATE IS

         FOURTH: THE PURPOSE OR PURPOSES FOR WHICH THE CORPORATION IS ORGANIZED
ARE:

         TO ENGAGE IN THE TRANSACTION OF ANY OR ALL LAWFUL BUSINESS FOR WHICH CORPORATIONS MAY BE INCORPORATED UNDER THE PROVISIONS OF THE FLORIDA GENERAL CORPORATION ACT.

         FIFTH: THE AGGREGATE NUMBER OF SHARES WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS:

         100 COMMON AT $1.00 Par Value

         SIXTH: PROVISIONS GRANTING PREEMPTIVE RIGHTS ARE: NONE

         SEVENTH: PROVISIONS FOR THE REGULATION OF THE INTERNAL AFFAIRS OF THE CORPORATION ARE: NONE

         EIGHTH: THE STREET ADDRESS OF THE INITIAL REGISTERED OFFICE OF THE CORPORATION IS C/O C T CORPORATION SYSTEM, 8751 WEST BROWARD BLVD., CITY OF PLANTATION, FLORIDA 33324, AND THE NAME OF ITS INITIAL REGISTERED AGENT AT SUCH ADDRESS IS C T

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                                                                 Exhibit T3A-20

CORPORATION SYSTEM.

         NINTH: THE NUMBER OF DIRECTORS CONSTITUTING THE INITIAL BOARD OF DIRECTORS OF THE CORPORATION IS FOUR (4), AND THE NAMES AND ADDRESSES OF THE PERSONS WHO ARE TO SERVE AS DIRECTORS UNTIL THE FIRST ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND SHALL QUALIFY ARE:

      1.      Donald a. Krenz                  277 Park Avenue, NY, NY 10172
      2.      Peter Thorner                    277 Park Avenue, NY, NY 10172
      3       Robert B. Curry, Jr.             277 Park Avenue, NY, NY 10172
      4       David L. Sokol                   277 Park Avenue, NY, NY 10172

         TENTH: THE NAME AND ADDRESS OF EACH INCORPORATOR IS:

              Cynthia Forman                  1633 Broadway, NY, NY 10019
              Vicki Matsil                    1633 Broadway, NY, NY 10019
              Yvette Gerena                   1633 Broadway, NY, NY 10019


Dated: August 13, 1984

                                                               /s/Cynthia Forman
                                                               -----------------
                                                               /s/Vicki Matsil
                                                               -----------------
                                                               /s/Yvette Gerena
                                                               -----------------





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                                                                  Exhibit T3A-20

STATE OF NEW YORK

COUNTY OF NEW YORK


         THE FOREGOING INSTRUMENT WAS ACKNOWLEDGED BEFORE ME THIS 13TH DAY OF AUGUST, 1984, BY CYNTHIA FORMAN, VICKI MATSIL, YVETTE GERENA OR OGDEN MARTIN SYSTEMS OF HILLSBOROUGH, INC. (NAME OF CORPORATION)

         MY COMMISSION EXPIRES __________________________.



                                                          /s/ Richard P. Borovoy
                                                          ----------------------
                                                                NOTARY PUBLIC

C T CORPORATION SYSTEM HAVING BEEN DESIGNATED TO ACT AS REGISTERED AGENT HEREBY AGREES TOA CT IN THIS CAPACITY.

                                                          C T CORPORATION SYSTEM



                                                    /s/ John L. Morrissey
                                                    ---------------------------
                                                    (NAME AND TITLE OF OFFICER)




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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                       OGDEN MARTIN SYSTEMS OF PASCO, INC.

            --------------------------------------------------------
                                 (present name)

Pursuant to the provisions of section 607.1006,Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:


     FIRST:      Amendment adopted;

                 Article First is amended to read:

                 First:  The name of the Corporation is COYANTA PASCO, INC.


     SECOND:     The date of the amendment's adoption is: 2/28/2001

     THIRD:      Adoption of Amendment:

         The amendment was approved by the shareholders. The number of votes cast for the amendment was sufficient for approval.




         Signed this 12th day of March, 2001

Signature /s/ Patricia Collins
          --------------------